Exhibit 10.27

LEASE AGREEMENT

Between

Met 94, Ltd.,

as Landlord,

and

Encore Orthopedics, Inc.,

as Tenant,

Covering approximately 52,800 gross square feet

of the Building known (or to be known) as

Metric #4

located at

         METRIC BLVD.

Austin, Texas, 78758

STANDARD INDUSTRIAL LEASE AGREEMENT
TRAMMELL CROW COMPANY - (AUS/91)
Approximately 52,800 gross square feet
Metric, Blvd
Austin, Texas 78758
(Metric #4)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into by and between Met 94, Ltd, hereinafter referred to as “Landlord,” and Encore Orthopedics, Inc., hereinafter referred to as “Tenant”

1.             PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT “A” attached hereto and incorporated herein by reference (the “Premises”), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Lease Commencement Date hereinafter set forth and shall end on the last day of the month that is one hundred twenty (120) months after the Lease Commencement Date.

A             [Intentionally Omitted]

B             Building or Improvements to be Constructed   Landlord shall commit to a “substantially complete” shell building on the date which is one hundred eighty (180) days subsequent to the execution of this Lease Agreement This period will be subject to extension for force majeure delays The Lease Commencement Date will be thirty (30) days after the date of Substantial Completion of (i) the shell building and (ii) the tenant interior finish-out (the “Tenant Improvements”) Landlord shall use its best efforts and take all appropriate steps to complete the cul-de-sac described on Exhibit C-9 by no later than February 1, 1997 Rent shall commence on the Lease Commencement Date (the “Rent Commencement Date”) The term “Substantial Completion” shall mean the date (1) the selected contractor has completed the Tenant Improvements that it is obligated to perform pursuant to the contract it has with Tenant, notwithstanding “punch list” items which do not interfere with use of the Premises, (2) Landlord obtains a Certificate of Occupancy for the Premises, (3) all building fire alarms, fire sprinklers, smoke detectors, exit lights, life safety equipment and other building code requirements are installed and operational on the Premises, and (4) HVAC, utilities, plumbing service and doors and hardware for the Premises are sufficiently completed so as to enable Tenant to fully move in and install its furniture, fixtures, machinery and equipment in the Premises and conduct normal business operations in the Premises Tenant shall have the right to occupy that portion of the Premises that comprise its cleaning and packaging area of the Tenant Improvements at any time prior to Substantial Completion of the Tenant Improvements, provided that such occupancy shall not interfere with Landlord’s efforts to obtain Substantial Completion of the Tenant Improvements. Furthermore, Tenant shall have the right to occupy the entire Premises at any time after the date of Substantial Completion. The Landlord agrees to the above completion date subject to no delays of more than one (1) day caused solely by Tenant In the event that Tenant does cause one or more delays of more than one (1) day, then the time for the Landlord to achieve Substantial Completion shall be extended by such number of days.  Tenant shall not be deemed to have caused a delay unless it has been given no later than thirty (30) days prior to any deadline, a schedule and timetable of when Tenant is responsible for making decisions that impact on Landlord’s ability to achieve Substantial Completion In the event that Landlord does not substantially complete the shell building within two hundred ten (210) days (or such other extended date pursuant to this paragraph) from execution of this Lease Agreement, Landlord shall give Tenant a credit against rent due and payable under this Lease at the rate of Three Hundred Fifty Dollars ($350) per day for each day after the two hundred tenth (210th) day (or such other later extended date pursuant to this paragraph) that it takes to reach substantial completion of the shell building. As soon as the shell building and the Tenant Improvements have been substantially completed, Landlord shall notify Tenant in writing that Substantial Completion has occurred

2.             BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

A             Base Rent Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of Six hundred thirteen one thousandths cents ($0.613) per square foot of rentable area per month during months 1 through 60 of the term hereof and Seven hundred thirteen one thousandths cents ($0.713) per square foot of rentable area per month during months 61 through 120 of the term hereof.  One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

B             Security Deposit Pursuant to the provisions of Exhibit C-6, Tenant shall provide a Letter of Credit or Certificate of Deposit (the “Credit Enhancement”) At such point as the Credit Enhancement is amortized down to Twenty-Five

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Date	6/6/96

Thousand Dollars ($25,000), this amount, which at the option of Tenant may be converted into a cash deposit or a certificate of deposit which is pledged to Landlord, shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s obligations under this Lease (the “Security Deposit”), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon occurrence of an Event of Default, subject to the provisions of Exhibit C-6, Landlord may convert the Security Deposit to cash and use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount.  The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant’s present and future obligations under this Lease have been fulfilled

C             Escrow Deposits. Without limiting in any way Tenant’s other obligations under this Lease, subject to the provisions of Section 4-B hereof, Tenant agrees to pay to Landlord its Proportionate Share (a; defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord’s cost of maintaining any insurance or insurance related expense applicable to the Building and Landlord’s personal property used in connection therewith including, but not limited to, insurance pursuant to Paragraph 9A below (the “Common Insurance”), and (iv) Landlord’s cost of maintaining the Premises pursuant to paragraph 5E below and any common area charges payable by Tenant in accordance with Paragraph 4B below (the “Common Maintenance”) (all of (i), (ii), (iii) and (iv) are collectively, the “Tenant Costs”) During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant’s Proportionate Share of the Tenant Costs Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs.  If the Tenant’s total escrow deposits for any calendar year are less than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant’s escrow deposits next maturing after such determination.  Landlord agrees to make such determination as early in each calendar year as is practicable and shall provide Tenant, within fifteen (15) days of written request by Tenant, with a statement showing (a) actual Tenant Costs for the preceding calendar year, (b) any amount paid by Tenant toward said Tenant Costs during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligation for Tenant Costs for the current calendar year In the event the Premises constitute a portion of a multiple occupancy building (the “Building”), Tenant’s “Proportionate Share” with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area on the ground floor contained in the Premises and the denominator of which is the gross rentable area on the ground floor contained in the entire Building. In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the “Project”), Tenant’s “Proportionate Share” of the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area on the ground floor contained in the Premises and the denominator of which is the gross rentable area on the ground floor contained in all of the buildings currently constructed or planned to be constructed (including the Building) within the Project

3.             TAXES

A             Real Property Taxes. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as “Taxes”) that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof.  The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the real property within the applicable taxing jurisdiction Tenant agrees to pay its Proportionate Share of the cost of such consultant

If at any time during the term of this Lease there shall be levied, assessed or imposed on the Landlord a franchise tax, business tax, income tax, or other levy relating to this Lease or the Premises, such levy being in lieu of all or a portion of the local property tax for schools, a reasonable allocation of such amount shall be deemed to be included within the term “Taxes” for purposes of determining Tenant’s share of Taxes to be reimbursed to Landlord

B             Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes

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Date	6/6/96

4.             LANDLORD’S REPAIRS AND MAINTENANCE.

A             Structural Repairs Landlord, at its own cost and expense (without any pass through to Tenant), shall maintain in a condition consistent with similar buildings in similar locations in Austin, Texas, the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term “walls” as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term “foundation” as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice (“Tenant Repair Notice”) of defect or need for repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect Landlord agrees to commence the repairs not later than five (5) days after receipt of a Tenant Repair Notice.  In the event of an emergency, Tenant shall have the right to immediately undertake repairs which are Landlord’s responsibility and to notify Landlord after the repairs have been undertaken If Landlord fails to immediately and diligently undertake to repair or maintain the Premises within five (5) days after receipt of a Tenant Repair Notice, or if Tenant undertakes emergency repairs as provided herein, Tenant may perform the repairs or maintenance and, in addition to any other remedies Tenant may have at law or in equity, Tenant may bill Landlord for the costs of the repairs and maintenance. In the event that Landlord has not paid such bill within thirty (30) days of the receipt of the invoice or is not in good faith negotiating with Tenant with respect to whose responsibility the repairs were, then Tenant may deduct such costs from the rent next coming due.

B.            Tenant’s Share of Common Area Charges Tenant agrees to pay its Proportionate Share of the cost of (i) maintenance and/or landscaping (including both maintenance and replacement of landscaping, but not the initial cost of landscaping the Building) of any property that is a part of the Building and/or the Project; (ii) operating, maintaining and repairing any property, facilities or services (including without limitation utilities and insurance therefore) provided for the use or benefit of Tenant or the common use or benefit of Tenant and other lessees of the Building; and (iii) an administrative fee of seven and one-half percent (7 1/2%) of all common area maintenance charges. Notwithstanding the foregoing, there will be no property management fees passed through to Tenant during the term and the renewal Common Maintenance will be capped to increase on a cumulative basis to no more than six percent (6%) per year.

C.            Right to Audit Tenant Costs Tenant shall have the right, at Tenant’s sole cost, to audit the Landlord’s records of Tenants Costs.  Tenant may review only those records of Landlord that are specifically related to Tenant Costs Tenant will keep confidential all agreements involving the rights provided in this section and the results of any audits conducted hereunder Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys, accountants, and auditors to the extent necessary to perform their respective services for Tenant Tenant may not conduct an audit more often than once each calendar year Tenant may audit records with respect to each lease year only one time. No audit shall cover a period of time in excess of the one calendar year immediately preceding the audit. Notwithstanding the first sentence of this provision, in the event that the total amount of annual Tenant’s Costs are misstated by more than ten percent (10%), the cost of such audit to Tenant will be reimbursed to Tenant by Landlord within thirty (30) days of the date that Tenant invoices Landlord for such costs

5.             TENANT’S REPAIRS.

A.            Maintenance  of Premises and Appurtenances Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition.  Tenant’s obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all HVAC, electrical, plumbing (but not including common lines), sprinkler and other mechanical systems.  Landlord shall assign to Tenant all rights under every manufacturer’s warranty for equipment and mechanical systems that Landlord obtains during the construction of the Building that relate to the Premises

B             [Intentionally Omitted]

C             Parking. Tenant and its employees, customers and licensees shall have the right to use the one hundred ninety-two (192) parking spaces for the initial term adjacent to the Premises as shown on Exhibit A-1.  In addition, if Tenant leases up to additional 28,800 square feet in the Building, it will have the right to use up to eighty (80) more spaces (on a pro rata basis) as shown on Exhibit B Such parking shall be subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises except where legal parking is allowed

D.            System Maintenance. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment within the Premises The service contract must include all services suggested by he equipment

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Date	6/6/96

manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

E              Option to Maintain Premises Landlord reserves the right to perform, in whole or in part, maintenance, repairs and replacements to the exterior of the Premises, paving, common area, landscape, exterior painting, common sewage line plumbing and any other items that are otherwise Tenant’s obligations under this Paragraph 5, in which event, Tenant shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items

6.             ALTERATIONS. Except as set forth herein, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (i) such items do not alter the basic character of the Premises or the Building, (ii) such items do not overload or damage same, (iii) such items may be removed without injury to the Premises, and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord’s specifications and requirements. With respect to tenant improvements constructed after Substantial Completion, Tenant shall be responsible for compliance with The Americans With Disabilities Act of 1990 Landlord shall be responsible for having the shell building and Tenant Improvements upon Substantial Completion comply with The Americans With Disabilities Act of 1990 Without implying any consent of Landlord thereto, all alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease. Tenant may remove, either during or at the termination of the Lease, all bus duct, all elements relating to the cleaning and packaging room, the exhaust system for the grinding and polishing room, the air compressors to run the internal compressed air lines and the outside signage All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition, wear and tear excepted. All alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part. Tenant is allowed to make changes to the space upon the Landlord’s consent Tenant is allowed to make, without consent, up to $50,000 per year of improvements to the Premises subsequent to the construction of the initial Tenant Improvements, if such improvements do not affect the structure of the Building Except for improvements made by the Tenant to the mezzanine level of the Premises, any such improvements are subject to demolition upon the termination or expiration of this Lease if Landlord notifies Tenant prior to the time that the improvements are constructed that demolition will be required at the termination or expiration of this Lease Improvements to the mezzanine level of the Premises may be required to be demolished at the termination of the Lease If required, Landlord must notify Tenant of such requirement at least three (3) months prior to the termination of the Lease Any demolition required under this provision is to be performed by Tenant, at Tenant’s costs.

7.             SIGNS.  Any signage Tenant desires for the Premises shall be subject to Landlord’s written approval and shall be submitted to Landlord prior to the Lease Commencement Date of this Lease Tenant, at Tenant’s expense, will be allowed to have signage (including company logo) on the outside of the building. The design shall be in keeping with the architectural and environmental integrity of the Property and shall be as shown on Exhibit E attached hereto Tenant shall repair, paint and/or. replace the Building fascia surface to which its signs are attached upon Tenant’s vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord’s prior written consent, (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord’s prior written consent

8.             UTILITIES.  Landlord agrees to provide normal water, electricity, gas and sewer service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant’s use of the Premises and any maintenance charges for utilities Such services are to be separately metered to Tenant and Landlord shall install, at its expense, such water and natural gas submeters as are necessary for this purpose Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Except when caused by the gross negligence or willful misconduct of Landlord, its employees, agents or representatives, Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure

9.             INSURANCE.

A.            Landlord’s Insurance. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain comprehensive general liability insurance with limits of net less that S1,000,000 combined single limit and insurance covering the Building in an amount not less than ninety percent (90%) of the “replacement cost”, excluding site and foundation costs thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

Initial	Illegible
Date	6/6/96

B             Tenant’s Insurance. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers’ compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000 00) for property damage and One Million Dollars ($1,000,000 00) per occurrence and One Million Dollars ($1,000,000 00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant (the “Tenant Alterations”); and (ii) all of Tenant’s personal property contained within the Premises. Said policies shall (i) name the Landlord as additional insured; (ii) be issued by an insurance company which is reasonably acceptable to Landlord; and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Lease Commencement Date and upon each renewal of said insurance. Any insurance proceeds awarded or paid to Tenant for Tenant’s signs, trade fixtures, equipment, the Tenant Alterations or any property owned by Tenant shall be paid and belong to Tenant

C             Prohibited Uses. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable It is understood that Tenant in its normal operations uses titanium and there shall be no additional charge to Tenant for insurance due to such usage.  If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant’s use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

10.          FIRE AND CASUALTY DAMAGE.

A.            Total or Substantial Damage and Destruction If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage (“Total Damage”), then this Lease shall terminate, the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage, and Tenant shall not be required to pay for any unamortized finish-out allowance or commissions remaining under the Lease. Landlord shall notify Tenant within four (4) weeks of the damage or destruction of its intentions to rebuild. Failure to notify Tenant within such time period shall obligate Landlord to undertake the repairs necessary to restore the Premises to their original conditions. If Landlord chooses to rebuild or restore the Premises, Landlord shall promptly and diligently undertake such efforts

B.            Partial Damage or Destruction. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord’s estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall promptly and diligently substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises which were paid for directly by Tenant (not including any amounts paid for by Tenant as part of the Tenant Improvement Allowance)

C.            Lienholders’ Rights in Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that in the event of Total Damage to the Premises that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate; provided however, such determination must have been made within four (4) weeks of the damage or destruction. In such event, Tenant shall not be required to pay for any unamortized finish-out allowance or commissions remaining under the Lease

D.            Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin.  Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party

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Date	6/6/96

11.          LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the negligence or willful misconduct of Tenant, its agents, servants, employees or invitees; (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises; (iii) arising from transactions of the Tenant; and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the gross negligence or willful misconduct of Landlord, its agents, servants, employees of invitees; and (ii) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease Landlord shall not be liable in any event for personal injury or loss of Tenant’s property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities or other occurrences, unless such event was caused by the gross negligence or willful misconduct of Landlord, its agents, servants, employees or invitees Landlord strongly recommends that Tenant secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property.  Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the unless such event was caused by the gross negligence or willful misconduct of Landlord, its agents, servants, employees or invitees.  Landlord shall not be liable to Tenant or Tenant’s employees, customers or invitees for any damages or losses to persons or property caused by any lossees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault, vandalism or other crimes unless such event was caused by the gross negligence or willful misconduct of Landlord, its agents, servants, employees or invitees.  Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional protection or coverage for such risks.  Tenant shall give Landlord prompt notice of any criminal or suspicious conduct it observes within or about the Premises, the Building or the Project and/or any personal injury or property damage caused thereby Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlord’s sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. Landlord shall use reasonable diligence in the maintenance of lighting in the parking areas servicing the Premises, which shall be at a level to provide a safe environment for Tenant and its employees, visitors and guests, it being understood that such level to be determined solely by the Landlord.

12.          USE.  The Premises shall be used only for the purpose of manufacturing, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, general office use and for such other legally permitted uses compatible with the Building’s current zoning Except for the outside storage of waste cutting fluid and other materials in the area outside of the Premises designated for such purposes, outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant’s sole expense.  Other than in the ordinary course of business, Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other lessees of the Building or the Project, it being understood and permitted that Tenant’s normal business operations create dust and other fumes relating to polishing and grinding of metals, and that metal machining will be occurring on an ongoing basis within the Premises.

13.          HAZARDOUS WASTE. The term “Hazardous Substances,” as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and Tenant shall have notified Landlord of such activities and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location

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meeting all Environmental Laws, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws.  Landlord and Landlord’s representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws Should it be determined by a court of competent jurisdiction, that any Permitted Materials are being improperly stored, used or disposed of, in violation of Environmental Laws, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances as a result of Tenant’s operations, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant’s sole cost Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination by it of the Premises with Hazardous Substances, or otherwise arising from the use of the Premises by Tenant.  The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.  The Landlord recognizes and accepts the fact that Tenant uses nitric acid and other corrosive and hazardous materials as part of its cleaning and manufacturing process Tenant agrees to provide Landlord on or before the Lease Commencement Date, and thereafter as the list changes, a list of Hazardous Substances that Tenant uses in its manufacturing and cleaning processes  Tenant agrees to continue to comply with TNRCC and other government regulations regarding the use of all hazardous materials  To evidence such environmental compliance, at Landlord’s request Tenant will furnish Landlord a copy of any of the reports that they have submitted to any government entity.  The Landlord, at its sole cost and expense, reserves the right to retain an environmental consultant to monitor Tenant’s handling of hazardous waste to ensure compliance with environmental laws.

14.          INSPECTION. Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time, after reasonable notice, during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises; provided, however, that without Tenant’s prior consent, Landlord shall not show the Premises to a competitor of Tenant. In addition, during the last (6) months of the Lease term, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease Tenant and Landlord shall arrange to meet for a joint inspection of the Premises prior to vacating.

15.          ASSIGNMENT AND SUBLETTING. Tenant will have the right to sublease all or any portion of the Lease Premises, or assign all of the Lease Premises, as the case may be, during the primary lease term, or any renewals thereof, subject to the consent of Landlord, such consent not to be unreasonably withheld. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void Any assignee, sublessee or transferee of Tenant’s interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as “Transferees”), by assuming Tenant’s obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees to which Landlord is entitled or is otherwise in contravention of this Paragraph 15 No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such ‘Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, any profits received by Tenant as rent from the sublessee, after factoring in the cost to sublease the space (tenant improvements, commissions, etc.) will be equally split between Landlord and Tenant The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this Paragraph 15: the mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or of any of Tenant’s rights hereunder If the Landlord chooses to terminate this Lease as opposed to allowing Tenant to sublease or assign its space, Tenant will not be required to pay for unamortized finish-out allowance or commissions on that space. In the event that Tenant has sublet more than one-third of its space in the Premises, any renewal option as to such space will automatically terminate

16.          CONDEMNATION. If more than fifty percent (50%) of the Premises, including the parking designated for Tenant under this Lease (unless alternative parking can be provided by Landlord within one thousand (1000) feet to the Premises), are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises or the

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parking designated for Tenant under this Lease (unless alternative parking can be provided by Landlord within one thousand (1000) feet to the Premises), are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, provided, to the extent any of the award is for Tenant Improvements, such amounts shall be deducted from the Amortizable Tenant Improvement Allowance (as defined herein), and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures and personal property, if a separate award for such items is made to Tenant

17.          HOLDING OVER.  At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half (1 1/2) times the rent in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18.          QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19.          EVENTS OF DEFAULT.  The following events (herein individually referred to as an “Event of Default”) each shall be deemed to be a default in or breach of Tenant’s obligations under this Lease:

A             Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after Tenant has received from Landlord verbal notice that such payment has not been received when due, such notice to not be given by Landlord before a period of five (5) days from the date such payment was due.

B             [Intentionally Omitted]

C.            Tenant shall fail to discharge or bond around any lien placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises

D             Tenant shall default in the performance of any of its obligations under any other lease to Tenant from Landlord, or from any person or entity affiliated with or related to Landlord, and same shall remain uncured after the lapsing of any applicable cure periods provided for under such other lease

E              Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure, or be attempting to cure and diligently pursuing such cure, such failure within thirty (30) days after written notice thereof from Landlord

20.          REMEDIES. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a)           Terminate this Lease;

(b)           Enter upon and take possession of the Premises without terminating this Lease;

(c)           Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

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(d)           Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant’s regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore. In the event of any violation of Section 93 002 of the Texas Property Code by Landlord or by any agent or employee of Landlord, Tenant hereby expressly waives any and all rights Tenant may have under Paragraph (g) of such Section 93 002

A.            Damages Upon Termination. If Landlord terminates this Lease at Landlord’s option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period.

B.            Damages Upon Repossession. If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

C             Costs of Reletting, Removing, Repairs and Enforcement. Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers’ fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises, but, in the event that the reletting is for a period longer than the original term of this Lease, only for costs and expenses directly related to the period of time left on the original term of this Lease; (ii) the costs of removing, storing or disposing of Tenant’s or any other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) any and all reasonable costs and expenses incurred by Landlord in effecting compliance with Tenant’s obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies hereunder, including without limitation all reasonable attorneys’ fees and all court costs incurred in connection with such enforcement or defense.

D.            Late Charge. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

E.             Interest on Past Due Amounts If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) twelve percent (12%) or (ii) the highest rate then permitted by law

F              No Implied Acceptances or Waivers. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant’s surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord.  Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord’s right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default, provided that Landlord makes such election within ninety (90) days of such default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

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G.            Reletting of Premises.  In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom.  Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting.  Landlord may relet the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

H             Landlord’s Default.  If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s shall have the right to perform such obligations and shall have the right to bill Landlord for the costs of such actions. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter.  The term “Landlord” shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership Notwithstanding any other provision of this Lease, except as provided herein, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building  The exercise by Tenant of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Tenant of Landlord’s performance, it being understood that such acceptance can be effected only by the written agreement of Tenant  Tenant and Landlord further agree that forbearance by Tenant to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Tenant’s right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damages occurring to Tenant by reason of the violation of any of the terms, provisions and covenants contained in this Lease  No waiver by Tenant of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

I               Tenant’s Personal Property  If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord’s rights under Paragraph 27 hereof, Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord’s other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after the date the property is stored. Landlord shall give Tenant at least ten (10) days prior written notice of such intended disposition Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

21.          MORTGAGES. Provided that Landlord furnishes Tenant the non-disturbance agreement required under Exhibit C-8, Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenent’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make performance, at its election, for and on behalf of Landlord.

22.          MECHANIC’S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys’ fees, based on or

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arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease

23.          MISCELLANEOUS.

A             Interpretation The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease Any reference in this Lease to rentable area shall mean the rentable area as determined by the guidelines of the BOMA for such purposes.

B             Binding Effect. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

C             Evidence of Authority. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

D             Force Majeure Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord or Tenant, as the case may be.

E              Payments Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

F              Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease Landlord agrees, from time to time, within ten (10) days after request of Tenant, to deliver to Tenant, or Tenant’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Tenant

Tenant agrees, on an annual basis, to deliver to Landlord copies of Tenant’s annual audited financial statements, including an income statement, a balance sheet and related footnotes.

G             Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord’s agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto

H             Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of

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Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord’s option, be credited against any amounts due from Tenant under this Paragraph 23H

I.              Severability of Terms. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable

J.             Effective Date. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease

K.            Brokers’ Commission. Tenant represents and warrants that, except for Commercial Industrial Properties and Keith Zimmerman (whose broker is Bradley Schlosser), it has dealt with and will deal with no broker, agent or other person in connection with this transaction or future related transactions and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

Landlord acknowledges and accepts CIP and Keith Zimmerman (whose broker is Bradley Schlosser) (collectively, the “Brokers”) represent only Tenant Landlord will pay a commission to the Brokers equal to four percent (4%) of the Total Rents. Total Rents shall be defined as base net rent reflecting Seven Dollars ($7.00) per square foot of tenant improvements, which shall be equal to Six Dollars ($6.00) per square foot per year  The payment for the initial five (5)-year period will be made in two (2) equal installments; the initial payment will be made upon lease execution and the second and final payment will be made upon the Rent Commencement Date In addition, if Tenant does not elect to exercise its termination option, then Landlord shall pay a commission as noted above (adjusted for increases in base rent) for years 6 through 10 at the time of such election. Landlord will also pay four percent (4%) of the Total Rents on expansions as well as two percent (2%) of the Total Rents for any extensions beyond the initial ten (10)-year term, subject to a mutually agreed upon Commission Agreement between Landlord and Brokers

L.             Ambiguity Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein.  Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease

M            [Intentionally Omitted]

N             Third Party Rights. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease

O             Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein  All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

P.             Applicable Law. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas  It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws  All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24.          NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to

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Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(i)            All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith  Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord

(ii)           All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith

(iii)          Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith

(iv)          All notices to Tenant, whether written or verbal, are to be delivered, mailed or communicated, as the case may be, to:

Encore Orthopedics, Inc

         Metric Blvd. (after the Lease Commencement Date)

8900 Shoal Creek Blvd., Bldg 300 (before the Lease Commencement Date)

Austin, Texas 78758 (after the Lease Commencement Date)

Austin, Texas 78757 (before the Lease Commencement Date)

Attn : Craig L. Smith, President or Harry L Zimmerman, Vice President-General Counsel

25.          ADDITIONAL PROVISIONS.  See EXHIBIT “C” attached hereto and incorporated herein by reference

26.          [Intentionally Omitted]

27.          LANDLORD’S LIEN. In addition to any statutory lien for rent in Landlord’s favor, subject to the provisions hereof, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest in all rentals and other sums of money which may become due under this Lease from Tenant, all goods, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at, on or within the real property described in EXHIBIT “A” attached hereto and incorporated herein by reference, and such property shall not be removed therefrom without the consent of Landlord, except in the ordinary course of Tenant’s business  In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon an Event of Default hereunder by Tenant, in addition to all of Landlord’s other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale at any time after ten (10) days prior notice by Landlord  Tenant hereby agrees to execute such other instruments deemed by Landlord as necessary or desirable under applicable law to perfect more fully the security interest hereby created  Landlord and Tenant agree that this Lease and security agreement and EXHIBIT “A” attached hereto serves as a financing statement and that a copy, photograph or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original  This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in EXHIBIT “A” attached hereto, and all rents or other consideration received by or on behalf of Tenant in connection with any assignment of Tenant’s interest in this Lease or any sublease of the Premises or any part thereof, and, therefore, may also be filed for record in the appropriate real estate records. It is agreed and understood that the lien the Landlord has as a result of this provision shall be subordinate to any and all liens granted by Tenant to any lender, equipment lessor, or other creditor  Landlord agrees to execute as necessary such commercially reasonable subordination agreements as are requested by Tenant to evidence the subordination described in this provision. In the event that Landlord fails to execute such commercially reasonable subordination agreement within ten (10) business days of receipt of a commercially reasonable agreement, then Landlord shall thereafter forfeit all rights it has under this provision

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Date	6/6/96

EXECUTED BY LANDLORD, this 11th day of June, 1996

MET 94, LTD., a Texas Limited Partnership:
By: ORI, Inc., a Texas Corporation, General Partner

/s/ Sanford L Gottesman
	By:	Sanford L Gottesman
	Title:	President
	Address:	c/o Trammell Crow Central Texas, Inc.
301 Congress Avenue, Suite 1300, Austin, TX 78701

EXECUTED BY TENANT, this day of June, 1996
ENCORE ORTHOPEDIC, INC :

/s/ Craig L Smith
	By:	Craig L Smith
	Title:	President
	Address:	8900 Shoal Creek Blvd , Bldg 300
Austin, Texas 78757

EXHIBIT “A”	-	Description of Premises
EXHIBIT “B”	-	Location of Parking
EXHIBIT “C”	-	Additional Provisions
EXHIBIT “D”	-	Form of Letter of Credit
EXHIBIT “E”	-	Sign Plan

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Date	6/6/96

FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
MET 94, LTD., AS LANDLORD, AND
ENCORE ORTHOPEDICS, INC., AS TENANT

To be attached to and form a part of Lease made the 11th day of June, 1996 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 52,800 square feet and located at 9800 Metric Boulevard, Austin, Texas, known as Metric #4.

WITNESSETH that the Lease is hereby amended as follows:

Paragraph 2.A shall be amended to adjust the monthly as referenced in Exhibit C, Paragraphs 3 and 4 of the follows:

TERM	MONTHLY RENTAL AMOUNT PER SQUARE FOOT	TOTAL MONTHLY RENTAL AMOUNT
Years 1 - 5	$0.6709	$35,422.26
Years 6 - 10	$0.7709	$40,702.26

Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 31st DAY OF March, 1997.

WITNESS:	LANDLORD:
MET 94, LTD., a Texas Limited Partnership
By: ORI Inc, a Texas Corporation, General Partner

/s/ Sanford L. Gottesman
By: Sanford L. Gottesman
Title: President

WITNESS:	TENANT:
ENCORE ORTHOPEDIC, INC.:

Printed Name: Craig L. Smith
Title: President

SECOND AMENDMENT TO THE LEASE AGREEMENT BETWEEN
ENCORE MEDICAL, L.P., AS SUCCESSOR IN INTEREST TO ENCORE
ORTHOPEDICS, INC., AS TENANT, AND MET 4/12, LTD., A TEXAS LIMITED
PARTNERSHIP, AS LANDLORD

To be attached to and form a part of the Lease made the 11th day of June, 1996 (which together with any amendments, modifications and extensions thereof, is hereinafter called the “Lease”), between Landlord and Tenant, covering a total of 52,800 square feet and located at 9800 Metric Blvd., Austin, Texas 78758, known as Metric 4 (“Premises”).

Terms capitalized herein that are not defined herein shall have the meaning ascribed to them in the Lease.

1.             The Lease is hereby extended and renewed for a further term of sixty (60) months to expire on the 31st day of March, 2012, on condition that Landlord and Tenant comply with all terms, covenants and conditions contained in the Lease, and the Monthly Base Rent shall be as listed below:

		Tenant Finish	Total Monthly
	Monthly Base P.S.F.	Amortization	Base Rent
Months	Rate	P.S.F. (“TFA”)	including TFA
10/3/2005-9/30/2009	$0.62	$0.0457	$35,148.96
10/1/2009-3/31/2012	$0.65	$0.0457	$36,732.96

These amounts shall be in addition to Tenant’s proportionate share of common area maintenance, property taxes, management fees, and insurance as currently provided in the Lease, and any Additional Tenant Finish Amortization as described in paragraph 8 below.

2.             Notwithstanding any other provision of the Lease, Tenant will not be responsible for pass through of capital expenditures except for (a) any capital expenditures requested by Tenant , and paid for by Landlord, for which Landlord is not otherwise responsible under the terms of the Lease; and (b) the annual amortization over the actual useful life as determined by Landlord in its reasonable discretion, with a reasonable salvage value, on a straight line basis of the costs of (i) any non-structural capital improvements made by Landlord and required by any changes in applicable building codes or laws enacted after the Commencement Date; and (ii) the cost of any non-structural capital improvements made by Landlord after the Commencement Date that are reasonably intended to achieve a current savings in operating expenses, but only to the extent of the savings. Landlord will continue to be responsible for the repair and cost of construction defects in the Building, the Building systems, the parking lot, and the other areas outside the Building, to the extent it is required to do so under the terms of the Lease.

3.             Tenant and Landlord agree that Tenant currently has a security deposit on file in the amount of $25,000.00 per paragraph 2B of’ the Lease. Landlord will return said Security Deposit to Tenant upon the signing of this Second Amendment, but the Security Deposit will be restored with Landlord on the date that is the first to occur of (i) Encore Medial Corporation reporting a fiscal year end net worth less than One Hundred Million Dollars ($100,000,000) or (ii) January 1, 2012.

4.             Landlord has an option to relocate the current neighboring tenant in Metric 4, Image Microsystems, Inc. (“Neighbor”), either to Metric 12 or Metric 10E. Should Tenant need expansion space, Landlord will work in good faith to relocate the Neighbor. Any space (the “Expansion Space”) provided in Metric 4 under this provision shall be leased under the same concessions, allowances and amortization opportunities as are the Premises, except allowances shall be prorated on a straight line basis based on length of term remaining, and the lease term for any expansion space shall be coterminous with the lease term of the Premises, subject to a three (3)-year minimum term. The rental rate for any Expansion Space shall be equal to ninety-five percent (95%) of the then current Market Rate (as defined and determined pursuant to Exhibit C-1 of the Lease).

5.             Landlord is the owner of the Premises, as well as the adjacent 96,000 square foot premises within Metric 4. It is agreed that Tenant shall have an ongoing right of first refusal to lease the adjacent space from the Landlord subject to any existing lease(s) in place. In the event a prospective tenant desires to lease this space from Landlord, Landlord shall notify Tenant thereof in the manner provided in the Lease for notice, whereupon Tenant shall have seven (7) business days after receipt of such notice in which to elect to exercise Tenant’s right of first refusal. In the event Tenant fails to give Landlord written notice of Tenant’s election to lease the adjacent space within said seven (7) business day period, Tenant shall have no further right, title or interest in the adjacent space and this right of first refusal shall terminate and be of no further force and effect as it relates to the current prospective tenant, but shall remain in place for such space as it relates to future prospective tenants. If, on the other hand, Tenant exercises its right of first refusal in the manner provided above, the rental rate for this Expansion Space shall be equal to the rate which had been agreed to be accepted by the prospective tenant for such space and shall include an allowance package equal to that offered to the proposed new Tenant.

Tenant may at any time, but not more than once every twelve (12) months, request from Landlord, by notice, a list of all available and unencumbered space in Metric 4 or Metric 12.

6.             Any Expansion Space leased to Tenant in accordance with paragraph 4 and 5 above (or otherwise) shall be for a lease term that is coterminous with the expiration date of the Lease subject to a three (3)-year minimum term, and shall be subject to identical renewal options. In the event Tenant leases Expansion Space within the last thirty-six (36) months of the Lease term, Tenant shall have the option to extend the Lease on the Premises for a period that would be coterminous with that of any Expansion Space. The rental rate for any extended term for the Premises under this scenario would be ninety-five percent (95%) of the then current Market Rate, with a floor of Tenant’s then current rental rate and a cap of one hundred five percent (105%) of Tenant’s then current rental rate in effect at the time of the expansion. Additionally, for any proposed expansion space, Tenant shall have the right to require Landlord to advance to it up to an additional Five Dollars ($5.00) per rentable square foot for Tenant improvement allowances, which advance shall be repaid based on a straight-line amortization over the Lease term at an annual percentage rate of ten percent (10%), subject to there being no material adverse change in Encore Medical Corporation’s financial situation as of the time of the request when compared to Encore Medical

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Corporation’s financial situation as of the date of this Second Amendment. Such election shall be made prior to commencement of construction.

7.             If Tenant is not in default hereunder, Tenant shall have the right and option to renew the Lease for the entire portion of the Premises, including any Expansion Space leased within Metric 4 or 12, or solely for the initial 52,800 square feet of the Premises, for two (2) additional five (5) year terms by delivering written notice thereof to Landlord at least one hundred eighty (180) days, but no more than two hundred ten (210) days, prior to the expiration date of the Lease term. Upon the delivery of said notice and subject to the conditions set forth in the preceding sentence, the Lease shall be extended upon the same terms, covenants and conditions as provided in the Lease, except that the rental payable during said extended term shall be ninety-five percent (95%) of the then prevailing Market Rate. Tenant’s option to renew this Lease is subject to the conditions that: (i) on the date Tenant delivers its notice exercising its option to renew, Tenant is not in default under this Lease, and (ii) Tenant shall not have assigned the Lease or sublet any portion of the Premises under a sublease which is effective at any time during the final twelve (12) months of the initial Lease term.

8.             Landlord shall provide Tenant with a tenant finish allowance (the “Allowance”) of One Hundred Thirty-Two Thousand Dollars ($132,000) towards Tenant’s costs related to construction of improvements (including, without limitation, space planning costs, architectural and engineering fees, general contractor fees and other similar fees and expenses) to the Premises (the “Tenant Improvements”). Tenant shall bear the entire cost of any interior improvements to be installed by either Landlord or Tenant in the Premises in excess of the Allowance and shall pay for such excess over the Allowance. Landlord shall provide the Allowance (or any portion thereof) within fifteen (15) days after Tenant has requested such amount and has provided Landlord with such receipts , lien waivers, and documentation that evidence that Tenant has spent such funds on costs related to construction of the Tenant Improvements.

In addition to the preceding, Landlord shall also provide, at Tenant’s option, a one-time additional tenant finish allowance (“ATFA”) of One Hundred Thirty-Two Thousand Dollars ($132,000) to be applied toward interior improvements. In the event that Tenant exercises its option to draw upon the AIFA to fund additional improvements, the monthly Base Rate shall be increased to reflect the monthly amortization of the AIFA, based on an eight percent (8%) per annum interest rate over the remaining term of the Lease.

9.             Tenant will competitively bid the Tenant Improvements construction with at least three mutually acceptable qualified tenant finish contractors and Tenant shall select one of the bidders to construct the Tenant Improvements. Tenant reserves the right to pre-select a mutually acceptable general contractor based on fee and general condition negotiations. Tenant will enter into a contract with the successful bidder to construct the Tenant Improvements.

10.           Landlord shall not charge Tenant a construction management fee in connection with Tenant’s construction of the Tenant Improvements, however, Landlord will receive a one-time fee in the amount of Two Thousand Five Hundred Dollars ($2,500) to compensate Landlord for the cost of reviewing Tenant’s plans and for conducting inspections, which fee shall be deducted from the Allowance.

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11.           Landlord agrees it will not lease space in Metric 4 or Metric 12 to any person or entity whose primary business competes directly or indirectly with Tenant’s business of orthopedic medical device manufacturing and sales. This provision shall apply during the initial Lease Term and any renewals or extensions of the Lease.

12.           Tenant shall have the right to install a satellite dish and related communications equipment and/or supplemental HVAC equipment on the roof of the Building and the Premises Such right, including vertical access to the roof, shall be at no additional cost to Tenant Specifications for such equipment, including installation and location, shall meet Landlord’s reasonable approval. All installation and upkeep costs and removal at the end of the Lease term, if so required by Landlord, are at Tenant’s expense. Tenant may not perform such installations without the prior written consent of Landlord, which shall not be unreasonably conditioned, withheld, or delayed.

13.           Tenant shall maintain the right to place its name and corporate logo on the Building and shall have the right to construct a monument sign(s) outside the Building at mutually agreeable locations. Tenant shall give Landlord the right to approve the design of any signage. Such approval shall not be unreasonably conditioned, withheld or delayed. Tenant’s signage rights shall be transferable to an approved assignee or sublessee. Tenant shall be granted identical sign rights for any other building in the project at such time Tenant occupies 50% or more of such building Landlord shall not name the Building or project for any person or entity whose primary business competes with Tenant’s primary business of medical device manufacturing and sales or grant signage rights to any person or entity whose primary business competes with Tenant’s primary business of medical device manufacturing and sales.

14.           Landlord shall continue to provide Tenant with the right to use at no cost the one hundred ninety-two (192) parking spaces for the extended term (including any renewal options exercised) of the Lease as shown on Exhibit A-1. At Tenant’s option during the term of the Lease, Tenant may request Landlord provide it with the right to use up to thirty-three (33) additional parking spaces Landlord will use its best efforts to provide up to the requested parking spaces in an area close to the Premises on property owned by either Landlord or another entity related to Landlord. If that is not possible, then Landlord shall arrange for Tenant to lease up to thirty-three (33) additional parking spaces on either the Metric overflow lot located east of Metric Boulevard and south of the Premises or the North Pond overflow lot located south of Rundberg Lane (at Landlord’s election) subject to prior leasing of such spaces. The cost for such parking shall be the lower of (i) $18 per space per month, increasing two percent (2%) annually or (ii) the actual cost that Landlord is paying the owner of such spots. In the event that during the term of the Lease Landlord becomes aware of another party attempting to lease parking spaces in these overflow lots, Landlord shall notify Tenant, who will have a continuing right of first refusal to lease up to thirty-three (33) additional parking spaces in these overflow lots.

15.           Tenant shall have the right to sublease or assign the Lease without Landlord’s consent to any affiliated company or entity resulting from the merger, sale, consolidation or restructuring of Tenant or in connection with the sale of the assets used in connection with the business operated by Tenant at the Building. Tenant shall retain one hundred percent (100%) of any profits (after

4

deducting all reasonable costs associated with subleasing or an assignment) obtained from subleasing or an assignment to an affiliate Landlord shall not have recapture rights.

16.           The Lease expressly refers to Tenant as “Encore Orthopedics, Inc.” The Tenant’s name has been changed to “Encore Medical, L.P.” The Lease and all related documents are hereby amended such that all references to “Tenant” or “Encore Orthopedics, Inc.” will translate to mean “Encore Medical, L.P.”

Except as herein and hereby modified and amended the Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 26th DAY OF OCTOBER, 2005

LANDLORD:

MET 4/12, LTD., A TEXAS LIMITED PARTNERSHIP
By:	GP Met 4/12, Ltd., a Texas Limited Partnership
By:	ORI, Inc., a Texas Corporation, General Partner

By:
Name:	[ILLEGIBLE]
Title:	CFO

TENANT:

ENCORE MEDICAL, L.P.

By:	Encore Medical GP, Inc., its general partner

By:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

5